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                                                                   EXHIBIT 10.14


                           FIRST AMENDMENT OF SUBLEASE

         AGREEMENT, made as of August 10, 1999, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at Two Gateway Center - 17th Floor, Newark, New Jersey 07102 (hereinafter "Sublessor") and NETWORK MANAGEMENT SERVICES, INC., a Minnesota corporation, having its offices at 5500 Wayzata Boulevard, Golden Valley, Minnesota (hereinafter "Sublessee").

                               W I T N E S S E T H

WHEREAS:

         A. Sublessor, as Tenant, and Minnesota CC Properties, Inc. (to whose interest N.D. Properties, Inc. has succeeded) , as Landlord, entered into a written lease dated December 31, 1993, covering approximately 29,422 rentable square feet in the building located at 5500 Wayzata Boulevard, Golden Valley, Minnesota (" Building" ).

         B. Sublessor and Sublessee entered into a written sublease dated March 19, 1997 (hereinafter "Sublease"), covering approximately 7,698 rentable square feet (hereinafter "Subleased Premises") in the Building.

         C. Sublessor and Sublessee desire to amend the Sublease to add to the Subleased Premises approximately 13,694 rentable square feet (hereinafter "Additional Space") in the Building, shown outlined and hatched in black on the Floor Plan annexed hereto as Exhibit A.

         NOW, THEREFORE, in consideration of the following mutual terms and conditions, the Sublease is hereby amended as follows:

         FIRST: Effective September 1, 1999 and for the balance of the term of this Sublease to April 30, 2000:

                  (i) the Subleased Premises shall be enlarged to include the Additional Space and the rentable square footage of the Subleased Premises shall be increased by 13,694 rentable square feet from 7,698 rentable square feet to 21,392 rentable square feet;

                  (ii) Sublessee's Percentage under Article 4 of the Sublease, with respect to the Additional Space only, shall be 100% of Landlord's additional rent billing allocable to the Additional Space.

                           Sublessee's Percentage of 2% under Article 4 with respect to the original Subleased Premises shall continue; and
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                  (iii)    the annual Base Rent shall be $245,138.78 per annum,
                           payable in equal monthly installments of $20,428.23 per month, in advance on the 1st day of each month.

         SECOND: Sublessee agrees to accept the Additional Space in "as is" condition as of the date of this First Amendment. Sublessor shall have no obligation to renovate or otherwise prepare the Additional Space for Sublessee's occupancy, except to deliver the Additional Space in broom-clean condition.

         THIRD: Except for the provisions of the First Amendment of Sublease., all the terms, covenants and conditions contained in the Sublease shall remain in full force and effect.

         FOURTH: Prudential agrees to pay the Keewaydin Group, Inc., $5,000 upon signing of the sublease agreement as a brokerage commission for participation in this transaction.

         IN WITNESS WHEREOF, this First Amendment of Sublease has been executed as of the day and year first above written.

                                       SUBLESSOR:

WITNESS:                               THE PRUDENTIAL INSURANCE
                                       COMPANY OF AMERICA


By: /s/ Michael J. Hughes              By: /s/ Michael H. Baumann
    -------------------------------        -----------------------------------
                                           Name:  Michael H. Baumann
                                           Title:  V.P., Corporate Real Estate

                                       SUBLESSEE:

WITNESS:                               NETWORK MANAGEMENT SERVICES, INC.

By: /s/ Audrey Moy                     By: /s/ Scott P. Halstead
    -------------------------------        -----------------------------------
                                           Name:  Scott P. Halstead
                                           Title: CFO


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